SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

     This Settlement Agreement and Mutual General Release ("Settlement Agreement") is entered into by and between Craig E. Lassen ("Lassen") and Cavion.com ("Cavion") (sometimes individually "Party" and sometimes collectively "Parties"), and is effective this 8th day of June, 1999.

                                 RECITALS

     WHEREAS, Lassen was employed as Cavion's CEO and Chairman of the Board pursuant to a Contract for Employment dated February 1, 1999; and

     WHEREAS, claims, disputes, and controversies have arisen between the Parties arising from the Contract for Employment and relating to the terms of Lassen's employment by Cavion (the "Dispute"); and

     WHEREAS, the Parties desire to resolve all disputes between them, without admitting liability, to avoid the costs and risks of litigation.

                                AGREEMENTS

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, and for value received, the Parties agree as follows:

     1. By this Agreement, the Parties enter into a consulting relationship pursuant to the following terms:

          (a) Lassen agrees to provide consulting services to Cavion through April 15, 2000, on an as-needed basis up to a maximum of 100 hours (not including travel time to out-of-town speaking engagements, if any). Scheduling of consulting services will be made by mutual agreement of the Parties, with both Parties using reasonable efforts to accommodate the schedules and needs of the other. Lassen's obligation to provide consulting services shall be limited to 10 hours in any given week, and 25 hours in any given calendar month. (Lassen may, in his sole discretion, agree to provide more than 10 hours of consulting services in a given week and 25 hours in a given month, depending on his other commitments at the time.)

          (b) Cavion will reimburse Lassen for all reasonable and actually incurred expenses associated with his consulting services, subject to Cavion's normal policies and procedures regarding reimbursement of such expenses.

          (c) Lassen agrees to use his best efforts in performing any services called for under this consulting agreement. However, the consulting services that Lassen agrees to provide to Cavion pursuant to this Settlement Agreement are non-exclusive - i.e., Lassen remains free to consult with, or become employed by, other business entities, subject to the restrictions in the February 1, 1999 Contract of Employment.

          (d) Cavion agrees to pay Lassen the total sum of $75,000, payable as follows:

               (i) Five Thousand Dollars ($5,000.00) when this Settlement Agreement is signed by Lassen;

               (ii) Fifty-five Thousand Dollars ($55,000.00) payable in eleven (11) equal monthly installments of Five Thousand Dollars
($5,000.00) payable on the 1st day of each month, beginning with July 1, 1999; and

               (iii)  Fifteen Thousand Dollars ($15,000.00) due on June 1,
2000.

These amounts will be due and payable whether or not Cavion utilizes Lassen's consulting services, and all shall be paid by Cavion directly to Craig E. Lassen, at 245 Poplar Street, Denver, Colorado 80220, or at such other address as may be provided to Cavion by Lassen.

     2. If Cavion defaults on any of its payment obligations under Paragraph 1 of this Settlement Agreement, then Lassen shall give written notice of the default to Cavion by telecopier and by first-class mail at the addresses and telecopier numbers indicated below or at such addresses and/or telecopier numbers which Cavion or its counsel may provide to Lassen hereafter. In such an event, Cavion shall have ten business days after receipt of such written notice to cure the default described in the written notice.

     3. If Cavion defaults on its payment obligations and does not cure the default as provided in Paragraph 2 of this Settlement Agreement, the unpaid balance of the total amounts set forth in Paragraph 1(d) of this Settlement Agreement shall become immediately due and payable without any further action by either Party.

     4. Except as needed to effectuate this Settlement Agreement, the Parties agree not to disclose to any person or entity the amount, range, terms, or conditions of this settlement or the substance of the settlement discussions or this Settlement Agreement, except that the Parties may disclose that they have entered into a consulting agreement. The Parties, may, however, also respond to any inquiry by stating that the Dispute has been settled to their mutual satisfaction. Notwithstanding the foregoing, the Parties may disclose the matters subject to this confidentiality provision if compelled by court order, subpoena, or other legal requirement. Further, notwithstanding the foregoing, the Parties may discuss the matters subject to this confidentiality provision with their spouses, attorneys, accountants, financial advisors, tax preparers, and other persons who are subject to an independent duty to maintain the confidentiality of such information.

     5. The Parties acknowledge that each of them has an established reputation within the industries in which they work and/or operate. Accordingly, Cavion agrees not to make disparaging remarks to third-parties regarding Lassen or his performance as an employee of Cavion. Lassen agrees, on his part, not to make disparaging remarks to third parties regarding Cavion or any of its officers and/or directors.

     6. This Settlement Agreement in no way affects the non-competition provisions of the February 1, 1999 Contract for Employment, including without limitation the expiration thereof.

     7. Subject to and in consideration of the terms and conditions of this Settlement Agreement, Lassen for himself and on behalf of his spouse, heirs, personal representatives, administrators, legal representatives, executors, agents, successors and assigns, hereby generally and unconditionally releases, acquits and forever discharges Cavion and its directors, officers, shareholders, agents, employees, attorneys, representatives, successors in interest and assigns of and from any and all claims, actions, suits, debts, demands, damages, costs and expenses and causes of action of any nature whatsoever, whether fixed, or contingent, liquidated or unliquidated, accrued or unaccrued, known or unknown, suspected or unsuspected, claimed or unclaimed, however arising, and without regard to date of accrual, which Lassen may have ever had, now has, or may acquire in the future against Cavion arising out of, or relating in any way to Lassen's employment with Cavion or his Contract for Employment with Cavion, EXCEPT THAT this release shall NOT apply to any claims to enforce this Settlement Agreement.

     7. Subject to and in consideration of the terms and conditions of this Settlement Agreement, Cavion for itself and on behalf of its past, present and future partners, parents, subsidiaries, affiliates, directors, officers, shareholders, agents, employees, attorneys, representatives, successors and assigns, hereby generally and unconditionally releases, acquits and forever discharges Lassen and his spouses, heirs, personal representatives, administrators, legal representatives, executors, agents, attorneys, successors in interest and assigns of and from any and all claims, actions, suits, debts, demands, damages, costs and expenses and causes of action of any nature whatsoever, whether fixed or contingent, liquidated or unliquidated, accrued or unaccrued, known or unknown, suspected or unsuspected, claimed or unclaimed, however, arising, and without regard to date of accrual, which Cavion may have ever had, now has, or may acquire in the future against him arising out of, or relating in any way to Lassen's employment with Cavion or his Contract for Employment with Cavion, and all acts, omissions, circumstances, transactions, occurrences, facts, or other matters occurring on or before the date of this Settlement Agreement, EXCEPT THAT this release shall NOT apply to any claims to enforce this Settlement Agreement.

     9. The Parties acknowledge and agree that this settlement is compromise of disputed claims. The Parties entered into this settlement solely for the purposes of avoiding the expense and uncertainty of litigation.

     10. In any action brought to enforce or interpret the terms of this Settlement Agreement, the prevailing party in such action shall be entitled to recover all costs and expenses incurred in such action, including their reasonable attorneys' fees.

     11. Each of the Parties hereto severally represents, warrants, and agrees, on his or its own behalf and on behalf of his or its respective predecessors, successors, assigns, heirs, executors, administrators, trustees in bankruptcy, and agents, as follows:

          (a) Each Party has the full power and authority to execute, deliver, and perform this Settlement Agreement and has been duly authorized to do so;

          (b) Each Party has not sold, assigned, or otherwise transferred any interest in the claims, demands, actions, causes of action, or rights that are the subject of this Settlement Agreement to any person or entity which is not a Party to this Settlement Agreement;

          (c) Each Party has read this Settlement Agreement and fully understands its contents;

          (d) Each Party is executing this Settlement Agreement and any other documents contemplated herein wholly upon his or its own volition, individual judgment, belief, and knowledge, upon the advice of counsel, and this Settlement Agreement is made without reliance upon any statement or representation of any other Party, except those representations and warranties expressed in this Settlement Agreement or in separate written documents executed by and between the Parties with or after the execution of this Settlement Agreement;

          (e) Each corporate Party to this Settlement Agreement is validly organized and existing under the laws of the place of its corporation and is duly authorized to enter into the legal commitments contained in this Settlement Agreement; and

          (f) The signature and execution of this Settlement Agreement is made and undertaken by an individual who is authorized to execute this Settlement Agreement and the separate written documents executed by and between the Parties with or after the execution of this Settlement Agreement and to consummate the transactions contemplated hereby.

     12. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties and their heirs, personal representatives, executors, administrators, partners, agents, employees, attorneys, successors, assigns, and transferees.

     13. The Parties understand and agree that this Settlement Agreement and its terms are contractual and are not mere recitals. They also understand and agree that this Settlement Agreement shall be final and binding upon them.

     14. This Settlement Agreement and any separate written documents executed by and between the Parties pursuant to this Settlement Agreement constitute the entire agreement and understanding among them with respect to the subject matter hereof, and they supersede all prior agreements and understandings, both written and oral, concerning such matters, but nothing herein limits the other written agreements executed pursuant to this Settlement Agreement.

     15. Each of the Parties has had the benefit of the advice of counsel of his or its own choice in the negotiating, drafting, and execution of this Settlement Agreement, and the language and all parts of this Settlement Agreement are the product of the efforts of all counsel. Accordingly, neither the entire Settlement Agreement nor any provision in it shall be (a) deemed to have been proposed or drafted by any Party or
(b) construed against any Party. This Settlement Agreement shall be construed liberally to carry out its objectives.

     16. This Settlement Agreement shall not be modified, amended, or revoked except by a writing that sets forth such changes and that is signed by all Parties.

     17. The validity, interpretation, performance and enforcement of this Settlement Agreement shall be governed by the laws of the State of Colorado, without regarding to Colorado's choice of law rules.

     18. All Parties here to agree to enter into and execute such other and further documents and instruments as may be necessary to carry out the terms and objectives of this Settlement Agreement.

     19. Any notices required or allowed to be given pursuant to this Settlement Agreement shall be made as follows:

     To Cavion
     David J. Selina
     Cavion.com
     7475 Dakin Street
     Suite 607
     Denver, Colorado  80221
     Facsimile:  (303) 657-8210

     20. This Settlement Agreement may be executed in counterparts, in which case all such counterparts shall constitute one and the same Settlement Agreement. Furthermore, the executed and notarized signature pages may be transmitted by telecopy, with the original executed and notarized signature pages to be delivered by overnight service or other means acceptable to the Parties.


     EXECUTED June 8, 1999.


                               /s/Craig E. Lassen
                               Craig E. Lassen


STATE OF COLORADO   )
CITY AND            )  s.s.
COUNTY OF DENVER    )

     The foregoing instrument was acknowledged before this 8th day of June, 1999, by Craig E. Lassen.

     Witness my hand and official seal.

(SEAL)

My Commission Expires: 01-14-2002



                               /s/Diane Mahoney
                               Notary Public


     EXECUTED June -----, 1999.


                               CAVION.COM


                               By:/s/David J. Selina
                               Its:  President


STATE OF COLORADO   )
CITY AND            )  s.s.
COUNTY OF DENVER    )

     The foregoing instrument was acknowledged before this ----- day of June, 1999, by --------, --------- of Cavion.com.

     Witness my hand and official seal.

(SEAL)

My Commission Expires:----------------



                               -------------------------------
                               Notary Public


APPROVED AS TO FORM:

FOR CRAIG E. LASSEN:                    FOR CAVION.COM


/s/Rebecca C. Lovall                    /s/Jack R. Luellen
Rebecca C. Lovall                       Jack R. Luellen
BAKER & HOSTETLER LLP                   5460 South Quebec Street
303 E. 17th Ave., Suite 1100            Suite 200
Denver, Colorado  80203                 Englewood, Colorado  80111
(303) 861-0600                          (303) 792-0414